EXHIBIT 21.1

                        ALL AMERICAN SEMICONDUCTOR, INC.
                              LIST OF SUBSIDIARIES

Access Micro Products, Inc.
All American A.V.E.D., Inc.
All American Added Value, Inc.
All American Semiconductor of Atlanta, Inc.
All American Semiconductor of Canada, Inc.
All American Semiconductor of Chicago, Inc.
All American Semiconductor of Florida, Inc.
All American Semiconductor of Huntsville, Inc.
All American Semiconductor of Massachusetts, Inc.
All American Semiconductor of Michigan, Inc.
All American Semiconductor of Minnesota, Inc.
All American Semiconductor of New York, Inc.
All American Semiconductor of Ohio, Inc.
All American Semiconductor of Philadelphia, Inc.
All American Semiconductor of Phoenix, Inc.
All American Semiconductor of Portland, Inc.
All American Semiconductor of Rockville, Inc.
All American Semiconductor of Salt Lake, Inc.
All American Semiconductor of Texas, Inc.
All American Semiconductor-Northern California, Inc.
All American Semiconductor of Washington, Inc.
All American Semiconductor of Wisconsin, Inc.
All American Technologies, Inc.
All American Transistor of California, Inc.
Aved Industries, Inc.
Palm Electronics Manufacturing Corp.